As filed with the Securities and Exchange Commission on March 5, 2024.
File No. 001-41968

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or (g) of
the Securities Exchange Act of 1934

Solventum Corporation
(Exact name of Registrant as specified in its charter)

Delaware	92-2008841
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)
3M Center, St. Paul, Minnesota	55144
(Address of principal executive offices)	(Zip code)
(651) 733-1110
(Registrant’s telephone number, including area code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on which Each Class Is to be Registered
Common stock, par value $0.01 per share
Securities to be registered pursuant to Section 12(g) of the Act:  None

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transaction period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

SOLVENTUM CORPORATION
INFORMATION REQUIRED IN REGISTRATION STATEMENT
CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10
Certain information required to be included herein is incorporated by reference to specifically identified portions of the body of the information statement filed herewith as Exhibit 99.1. None of the information contained in the information statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.
Item 1. Business.
The information required by this item is contained under the sections of the information statement entitled “Information Statement Summary,” “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements,” “The Separation and Distribution,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Certain Relationships and Related Party Transactions” and “Where You Can Find More Information.” Those sections are incorporated herein by reference.
Item 1A. Risk Factors.
The information required by this item is contained under the section of the information statement entitled “Risk Factors.” That section is incorporated herein by reference.
Item 2. Financial Information.
The information required by this item is contained under the sections of the information statement entitled “Capitalization,” “Unaudited Pro Forma Condensed Combined Financial Information,” “Summary Historical and Unaudited Pro Forma Financial Information,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Index to Combined Financial Statements” and the financial statements referenced therein. Those sections are incorporated herein by reference.
Item 3. Properties.
The information required by this item is contained under the section of the information statement entitled “Business — Properties.” That section is incorporated herein by reference.
Item 4. Security Ownership of Certain Beneficial Owners and Management.
The information required by this item is contained under the section of the information statement entitled “Security Ownership of Certain Beneficial Owners and Management.” That section is incorporated herein by reference.
Item 5. Directors and Executive Officers.
The information required by this item is contained under the sections of the information statement entitled “Management” and “Directors.” Those sections are incorporated herein by reference.
Item 6. Executive Compensation.
The information required by this item is contained under the section of the information statement entitled “Executive Compensation.” That section is incorporated herein by reference.
Item 7. Certain Relationships and Related Transactions.
The information required by this item is contained under the sections of the information statement entitled “Management,” “Directors” and “Certain Relationships and Related Party Transactions.” Those sections are incorporated herein by reference.

Item 8. Legal Proceedings.
The information required by this item is contained under the section of the information statement entitled “Business—Legal Proceedings.” That section is incorporated herein by reference.
Item 9. Market Price of, and Dividends on, the Registrant’s Common Equity and Related Stockholder Matters.
The information required by this item is contained under the sections of the information statement entitled “Dividend Policy,” “Capitalization,” “The Separation and Distribution,” and “Description of SpinCo Capital Stock.” Those sections are incorporated herein by reference.
Item 10. Recent Sales of Unregistered Securities.
The information required by this item is contained under the sections of the information statement entitled “Description of Material Indebtedness” and “Description of SpinCo Capital Stock—Sale of Unregistered Securities.” Those sections are incorporated herein by reference.
Item 11. Description of Registrant’s Securities to be Registered.
The information required by this item is contained under the sections of the information statement entitled “Dividend Policy,” “The Separation and Distribution” and “Description of SpinCo Capital Stock.” Those sections are incorporated herein by reference.
Item 12. Indemnification of Directors and Officers.
The information required by this item is contained under the section of the information statement entitled “Description of SpinCo Capital Stock—Limitation on Liability and Indemnification of Directors and Officers.” That section is incorporated herein by reference.
Item 13. Financial Statements and Supplementary Data.
The information required by this item is contained under the section of the information statement entitled “Index to Combined Financial Statements” and the financial statements referenced therein. That section is incorporated herein by reference.
Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.
None.
Item 15. Financial Statements and Exhibits.
(a) Financial Statements and Schedule
The information required by this item is contained under the sections of the information statement entitled “Unaudited Pro Forma Condensed Combined Financial Information” and “Index to Combined Financial Statements” and the financial statements referenced therein. Those sections are incorporated herein by reference.

(b) Exhibits
The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description
2.1	Form of Separation and Distribution Agreement by and between 3M Company and Registrant†
3.1	Form of Amended and Restated Certificate of Incorporation of Registrant†
3.2	Form of Amended and Restated Bylaws of Registrant†
4.1	Indenture, dated as of February 27, 2024, between Solventum Corporation and U.S. Bank Trust Company, National Association
4.2	First Supplemental Indenture, dated as of February 27, 2024, between Solventum Corporation and U.S. Bank Trust Company, National Association
4.3
Registration Rights Agreement, dated as of February 27, 2024, by and among Solventum Corporation, 3M Company and Goldman Sachs & Co. LLC, BofA Securities, Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC

10.1	Form of Transition Services Agreement by and between 3M Company and Registrant†
10.2	Form of Tax Matters Agreement by and between 3M Company and Registrant†
10.3	Form of Employee Matters Agreement by and between 3M Company and Registrant†
10.4	Form of Transition Distribution Services Agreement by and between 3M Company and Registrant+†
10.5	Form of Transition Contract Manufacturing Agreement by and between 3M Company and Registrant†
10.6	Form of Research and Development Master Services Agreement by and between 3M Company and Registrant†
10.7	Form of Real Estate License Agreement by and between 3M Company or one of its affiliates and Registrant or one of its affiliates†
10.8	Form of Intellectual Property Cross License Agreement by and between certain members of the 3M Company group and certain members of the Registrant’s group†
10.9	Form of 3M Mark Use Agreement by and between certain members of the 3M Company group and certain members of the Registrant’s group+†
10.10	Form of Transitional Trademark Cross License Agreement by and between certain members of the 3M Company group and certain members of the Registrant‘s group+
10.11	Form of Master Supply Agreement by and between 3M Company and Registrant†
10.12	Form of Stockholder’s and Registration Rights Agreement by and between 3M Company and Registrant†
10.13	Form of Solventum Corporation 2024 Long-Term Incentive Plan
10.14	Form of Solventum Corporation Annual Incentive Plan
10.15	Form of Solventum Executive Severance Plan
10.16	Form of Solventum VIP Excess Plan
10.17	Five-Year Revolving Credit Agreement of Solventum Corporation, dated as of February 16, 2024
10.18	Delayed Draw Term Loan Agreement of Solventum Corporation, dated as of February 16, 2024
21.1	List of Subsidiaries of Registrant
99.1	Information Statement of Registrant, preliminary and subject to completion, dated March 5, 2024
_________________
†Previously filed.
+       Certain confidential information contained in this document, marked by [* * *], has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

SIGNATURES
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:	March 5, 2024	SOLVENTUM CORPORATION

		By:	/s/ Teresa K. Crockett
			Name:	Teresa K. Crockett
			Title:	President